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                                                                    EXHIBIT 99.1

CONFERENCE CALL:
Time:                         Today, Monday, October 11th at 12:00 p.m. EDT
Dial-in:                      210-234-8273, passcode "BackWeb"
Live Webcast/Replay:          www.backweb.com or www.fulldisclosure.com
Phone Replay:                 402-998-1692


               BACKWEB ANNOUNCES NEW CEO AND COMPANY RESTRUCTURING
              COMPANY EXPECTS TO REDUCE PERSONNEL COSTS BY OVER 30%
           WHILE PRESERVING PRODUCT DEVELOPMENT AND CUSTOMER SERVICES

SAN JOSE, CALIF., - OCTOBER 11, 2004 - The Board of Directors of BackWeb Technologies (Nasdaq: BWEB), a leading provider of mobility solutions for enterprise field applications, today announced a restructuring of the company to substantially reduce overhead and preserve the company's strong financial position. The company's Vice-President, Business Development and Products, Bill Heye, age 43, has been promoted to Chief Executive Officer, and Ken Holmes, the company's corporate controller, age 38, has been promoted to Vice-President Finance. They replace BackWeb's Chief Executive Officer, Erez Lorber, and Chief Financial Officer, Mike Morgan, who have announced they are leaving the company to pursue other career opportunities.

The focus of the company restructuring is the reduction of management and administrative costs, and to a lesser extent, the reduction of the sales and marketing operation to a level consistent with the company's current sales. BackWeb's product development, technical support and professional services operations will experience only modest reductions. This will allow the company to continue investing in its product line and continue providing active support for its customers. BackWeb remains firmly committed to its recently launched sales initiatives which focus on the ability to mobilize enterprise Web applications used by revenue-critical field sales and field service organizations.

The company expects that these moves, as well as other expense reduction measures, will result in annualized savings of approximately $4 million, which should begin to have an impact in the quarter ending December 31, 2004, with the full impact of these reductions reflected beginning in the first quarter of 2005.

Eli Barkat, Chairman of BackWeb's Board of Directors, commented, "We are implementing the restructuring to maintain our strong cash position and to enable our long-term success. With these actions, we intend to significantly cut our quarterly cash burn rate and quarterly operating expenses.

"I want to thank Erez and Mike for their significant contributions and professionalism over the past several years, and congratulate Bill Heye, a proven BackWeb senior executive, on his promotion to the CEO role. Bill possesses extensive executive experience in diverse functions, including product development, marketing and professional services. Throughout his seven years with BackWeb, Bill has been

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instrumental in developing BackWeb's strategy and has shown great leadership and an ability to execute. I look forward to supporting Bill and his team.

"Bill Heye, added "I am very excited about the opportunity to lead BackWeb and am confident in our team's ability to drive the company toward the goal of becoming a profitable and growing provider of mobile solutions to enterprise field organizations. The workforce reduction, while difficult, was carefully planned to accelerate our path to profitability while enabling us to maintain for years to come the high levels of service and development innovation we provide to our customers. We have many assets to leverage: a list of high profile customers, a proven technology and a great group of employees.

"While this market has developed more slowly than we expected, customers are increasingly interested in mobilizing their web applications so their employees can be more productive and so the organization can realize the benefits of wide application adoption and usage. We are conserving our cash so we can participate fully in this expected market growth."

Bill Heye brings over 15 years of sales, marketing and general management experience to BackWeb. Heye joined BackWeb in April 1996 as Director of Product Management. He managed Professional Services through three years of on-target revenue attainment and customer deployment success. For the two years in which he acted as General Manager of Europe, European sales contributed significantly to the company's results. As the Vice-President of Products, Heye played an instrumental role in the creation of BackWeb's mobility solutions and has worked closely with BackWeb's customers in Europe and the United States.

Prior to joining BackWeb, Heye was the Director of Sales and Marketing for the Voyager Company, a multi-media publishing concern in New York. Previously he was in sales with IBM, selling to large enterprise accounts. He holds B.A. and B.S. degrees from Texas A&M University, and an MBA from the Harvard Business School.

ABOUT BACKWEB TECHNOLOGIES
BackWeb Technologies is a leading offline Web software company. BackWeb extends the value of technology investments by offering mobile and remote employees offline access to portals, intranets and other Web-based applications and content. The company's products are designed to reduce network costs and improve the productivity of an increasingly mobile workforce. At the core of BackWeb's products is its patented Polite(R) synchronization technology that can distribute large amounts of data even over narrow bandwidth connections. BackWeb(R) customers include market leaders such as Boehringer Ingelheim, Centocor, Eastman Kodak, GE Healthcare, Guidant, HP, KLA Tencor, Lam Research, Pfizer and more than one hundred other companies. BackWeb also has strategic reseller alliances with software industry leaders: BEA, IBM, Plumtree, SAP and IBM. The company is headquartered in San Jose, Calif. and Rosh Ha'ayin, Israel. For more information, visit www.backweb.com or call (800) 863-0100.



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(C) 2004 BackWeb Technologies Ltd. All rights reserved. BackWeb and Polite are registered trademarks and Offline Access Server is a trademark of BackWeb Technologies Ltd. All other trademarks are property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor created by those sections. These forward-looking statements include statements related to the anticipated benefits of the restructuring, the expected financial impact of the restructuring, including anticipated operating expense reductions and annualized savings, and when the company anticipates such impact will begin, the company's expectations regarding achieving profitability, the ability of the company to continue providing high levels of customer service and expected growth in the company's target markets. These forward-looking statements involve a number of risks and uncertainties that could cause the actual results of these efforts to differ materially from those anticipated by these forward-looking statements. These risks include that the company may encounter difficulties meeting the goals of the restructuring given the reduction in its worldwide workforce, Mr. Heye and the restructured management team must integrate into the company's operations effectively and in a timely manner for the company to successfully execute its business strategy, the company has a history of losses and has not achieved profitability, the company's limited history operating its business in its current markets and general economic uncertainty. Readers should also refer to the risk factors described in the company's filings with the Securities and Exchange Commission including its Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2004, filed with the Commission on August 16, 2004. BackWeb assumes no obligation to update the forward-looking information contained in this news release.

(C) 2004 BackWeb Technologies Ltd. All rights reserved. BackWeb and Polite are registered trademarks of BackWeb Technologies. All other trademarks are property of their respective owners.

CONTACTS:
Karin Oloffson, David Collins
Jaffoni & Collins
(212) 835-8500
bweb@jcir.com

Bill Heye
Chief Executive Officer
BackWeb Technologies, Inc.
(408) 933-1700
investors@backweb.com

In Israel:
Dasi Wagner
Office: +972 (3) 696-6262
Mobile:  +972 (66) 367 636
dasiw@wgk.co.il